Exhibit 99.1

Policy Number:	POLICY Effective Date: January 30, 2014

Hedging Transactions Policy for Key Energy Services Inc.’s Stock

Policy

On January 30, 2014, the Board of Directors of the Company (the “Board”) adopted an anti-hedging policy, recommended by the Compensation Committee of the Board (the “Compensation Committee”), that prohibits officers and the Board any hedging or monetization transactions, including collars, prepaid variable forward sale contracts, equity swaps, collars and exchange funds, involving our Company’s securities and requires such persons to comply with the additional guidance below.

Purpose

The Board believes that the Company’s goal is to incent every employee to work to increase the value of our stock and to insure that the interests of officers and the Board of the Company are aligned with the interests of our stockholders. This policy should reassure investors that Company officers and the Board are doing all they can to improve our Company’s financial performance and increase stockholder value.

Applicability

This policy is applicable to the Company’s executive officers and directors.

Responsibility

It is the responsibility of the officers and directors of the Company to comply with the securities laws and this policy. If you have a question about this policy or whether it applies to a particular transaction, contact Kimberly Frye, our Chief Compliance Officer, for additional guidance at 713-651-4444.

It is the responsibility of the Compensation Committee to enforce this policy.

Details

It is inappropriate for officers and the Board of the Company to engage in short-term or speculative transactions in the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of the insider trading laws.

Policy Number:	POLICY Effective Date: January 30, 2014

Hedging Transactions

Hedging is a strategy used to offset or reduce the risk of price fluctuations for an asset or equity. Stock-based compensation or open market purchases of our Company’s stock should align executives’ or directors’ interests with stockholders’. Certain types of hedging or monetization transactions, such as collars, prepaid variable forward sale contracts, equity swaps, collars and exchange funds, allow a person to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the owner to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the interests of the owners and the interests of the Company and its stockholders may be misaligned and may signal a message to the trading market that may not be in the best interests of the Company and its stockholders at the time it is conveyed.

Additional Guidance on Certain Types of Hedging Transactions

Short Sales: A person covered by this policy may not engage in short sales of the Company’s securities, including a “sale against the box” (a sale with delayed delivery). A “short sale” is one involving securities which the seller does not own at the time of sale, or, if owned, are not delivered within 20 days after the sale or deposited in the mail or other usual channels of transportation within five days after the sale.

Publicly Traded Options: A person covered by this policy may not engage in transactions in publicly traded options, such as puts, calls and other derivative securities, on an exchange or in any other organized market.

Margin Accounts and Pledges: Securities held in a margin account or pledged as collateral for a loan may be sold without the owner’s consent by the broker if he or she fails to meet a margin call or by the lender in foreclosure if he or she defaults on the loan. Because a margin or foreclosure sale may occur at a time when the owner is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, persons covered by this policy are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person covered by this policy wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. If a person covered by this policy wishes to pledge Company securities as collateral for a loan, he or she must submit a request for approval to our Chief Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge.

Policy Number:	POLICY Effective Date: January 30, 2014

References

    Documents

Hedging Transactions Policy

    Record retention

This policy will be reviewed from time to time by the Compensation Committee.